Exhibit 99.1  Form 10-SB

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   Form 10-SB

      General Form for Registration of Securities of Small Business Issuers
        Under Section 12(b) or (g) of the Securities Exchange Act of 1934

                   Aftersoft Group, Inc. f/k/a W3 Group, Inc.

        (Exact name of small business issuer as specified in its charter)

           Delaware                      0-27083                84-1108035
 (State or other jurisdiction          (Commission           (I.R.S. Employer
       of incorporation)              File Number)          Identification No.)

           Savannah House 5th Floor 11 Charles II Street
                        London SW1Y 4QU UK                              83728
             (Address of principal executive offices)                 (Zip Code)

                                +44 207 451 2468
              (Registrant's telephone number, including area code)
    Securities to be registered under Section 12(b) of the Exchange Act: None

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                              AFTERSOFT GROUP, INC.

                                TABLE OF CONTENTS

PART I

Item 1  Description of Business
Item 2  Management's Discussion and Analysis or Plan of Operation
Item 3  Description of Property
Item 4  Securities Ownership of Certain beneficial Owners and Management
Item 5  Directors, Executive Officers, Promoters and Control Persons
Item 6  Executive Compensation
Item 7  Certain Relationships and Related Transactions
Item 8  Description of Securities

PART II

Item 1 Market Price and Dividends on the Registrant's Common Equity and Other Stockholder Matters
Item 2  Legal Proceedings
Item 3  Changes in and Disagreements with Accountants
Item 4  Recent Sales of Unregistered Securities
Item 5  Indemnification of Directors and Officers

PART F/S

Report of Independent Registered Public Accounting Firm
Financial Statements for year ending June 30, 2005
Financial Statement Notes for year ending June 30, 2005
Financial Statements for three months ending September 30, 2005
Financial Statement Notes for three months ending September 30, 2005 Consolidated Financial Statements for Aftersoft Group, Inc. as of December 21, 2005
Statement of Operations for Aftersoft Group, Inc. for July 1, 2005 to December 21, 2005 PART III Signature

                                     PART I

                  CAUTION REGARDING FORWARD-LOOKING INFORMATION

All statements contained in this Form 10-SB, other than statements of historical facts, that address future activities, events or developments are forward-looking statements, including, but not limited to, statements containing the words "believe," "anticipate," "expect" and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, whether actual results will conform to the expectations and predictions of management is subject to a number of risks and uncertainties that may cause actual results to differ materially.

Such risks include, among others, the following: international, national and local general economic and market conditions: our ability to sustain, manage or forecast our growth; availability of adequate financing on acceptable terms in timely fashion, or at all; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other factors referenced in this and previous filings.

Consequently, all of the forward-looking statements made in this Form 10-SB are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

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As used in this Form 10-SB, unless the context requires otherwise, "we" or "us"
or the "Company" means Aftersoft Group, Inc.

                        ITEM 1. DESCRIPTION OF BUSINESS

                            BACKGROUND OF THE COMPANY

Aftersoft Group is a leading provider of business and supply chain management solutions primarily to automotive parts manufacturers, retailers, tire and service chains, independent installers and wholesale distributors in the automotive aftermarket. The Company conducts its businesses through subsidiaries with operations in Europe and North America. MAM Software Limited is the leading supplier of software to the automotive parts market in the U.K. MAM Software consists of MAM Autopart Ltd, MAM AutoCat Ltd. and MAM Autowork Ltd., which are all based in Sheffield, UK. Aftersoft Network North America, Inc. is comprised of AFS Warehouse Distribution Management, Inc. and AFS Tire Management Inc., which are based in San Juan Capistrano, California and AFS Autoservice, Inc., which is based in Allentown PA. Aftersoft Network North America was formerly known as CarParts Technologies Acquisition Corp. and AFS Tire Management was formerly known as CarParts Technologies, Inc. Together these subsidiaries are the second largest supplier of software to the automotive parts market in the U.S.

                                BUSINESS OVERVIEW

Aftersoft seeks to provide a comprehensive suite of software solutions to the aftermarket automobile industry. Currently this is being achieved through the operations of its subsidiaries.

                              MAM Software Limited

MAM Software Limited, a wholly owned subsidiary of the Company, is the largest professional software provider to the UK automotive aftermarket. MAM Software specializes in the provision of reliable and competitive business management solutions to the motor factoring (jobber), retailing, and wholesale distribution sectors. It also develops applications for vehicle repair management and provides solutions to the retail and wholesale tire industry. All MAM software programs are based on the Microsoft Windows family of operating systems. Each program is fully compatible with the other applications in their range, enabling them to be combined to create a fully integrated package.

Aftersoft Network North America Inc

Aftersoft Network North America, Inc. (AFS), a wholly owned subsidiary of the Company, develops open business automation and distribution channel eCommerce systems for the automotive aftermarket supply chain. These systems are used by more than 3,000 leading aftermarket outlets, including tier one manufacturers, program groups, warehouse distributors, tire and service chains and independent installers. With AFS products and services many companies now generate new sales, operate more cost efficiently, accelerate inventory turns and maintain stronger relationships with suppliers and customers.

                                  BUSINESS GOAL

Our management believes that there is a clear need for our services and products in the aftermarket segment of the automotive industry. Our goal is to continue to provide first class solutions to enable our customers to achieve streamlined operations thereby increasing their scope for a greater profit margin. Our goal is to continue to develop our business organically and to seek new software solutions and packages through development or acquisition that will enhance our offering to our customers and thereby ensuring that we gain repeat business, and ultimately returning value to our shareholders.

                          OUR CURRENT PRODUCT OFFERINGS

Aftersoft is a leading provider of software, information and services primarily to wholesale distributors of automotive parts and tires and the providers of automotive repair and maintenance services for the automotive aftermarket in the United States, United Kingdom and Canada.

The Company's customer base consists of wholesale parts & tire distributors, retailers, franchisees, cooperatives, auto service chains and single location auto service businesses with high customer service expectations and complex commercial relationships.

The automotive aftermarket represents that business associated with the life cycle of a motor vehicle, the time between the expiration of the original manufacturers' warranty, when the benefit of initial purchase runs out, and the vehicle's end of life, when it is scrapped. The market includes the parts, tires and auto services required to maintain and improve the performance or appeal of a vehicle throughout its useful life.

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The Company services the automotive aftermarket with business management systems, information products and online services that its customers use to manage their critical day-to-day business operations through automated point-of-sale, inventory management, purchasing, general accounting and customer relationship management.

The Company's revenues are derived from the following:

      o Business management systems comprised of proprietary software applications, implementation and training; and

      o Subscription-based services, including software support and maintenance, information (content) products and online services.

Industry Overview

The Company meets the business needs of customers who are involved in the maintenance and repair of automobiles and light trucks in three key segments of the automotive aftermarket, namely parts, tires and auto service.

In the United States, according to the Automotive Aftermarket Industry Association (AAIA), the automotive aftermarket generated $167.8 billion in sales in 2001 which, based on the U.S. Department of Commerce's Bureau of Economic Analysis report for 2001, ranked as the 14th largest industry in the United States. For 2003, AAIA estimates that the automotive aftermarket sales increased to $183.0 billion, or at an annualized rate of 4% growth over 2001. Further, based on the U.S. Department of Labor's statistics for 2002, the AAIA estimates that the automotive aftermarket accounted for 3% of all jobs in the United States.

In the United Kingdom, according to a 2003 report by the UK Department of Trade and Industry, the value of the UK automotive aftermarket, the annual cost of maintaining Britain's 27 million vehicles is approximately $24 billion. Longer warranties defer the start of aftermarket revenue, except for running spares and service parts, accident damage, and optional add-ons like security, entertainment and customization. Sales of new vehicles in Britain amount to $42 billion each year. Maintaining the 27 million vehicles, however, gives rise to the annual $24 billion aftermarket, including $22 billion in spare parts and fitting charges and $2 billion in inspection revenues.

The Company believes that growth in the automotive aftermarket will continue to be driven by:

o     gradual growth in the aggregate number of vehicles in use;
o     increase in the average age of vehicles in operation;
o     growth in the total number of miles driven per vehicle per year; and
o     increased vehicle complexity.

There are two primary vertical distribution channels through which aftermarket parts and tire distribution occurs: the traditional wholesale channel and the retail channel;

Automotive Aftermarket Distribution Channels

The following is a description of the vertical distribution channels in the automotive aftermarket.

      o Traditional Wholesale Channel. The wholesale channel is the predominant distribution channel in the automotive aftermarket. It is characterized by the distribution of parts from the manufacturer to a warehouse distributor, to parts stores and then to automotive service providers. Warehouse distributors sell to automotive service providers through parts stores, which are positioned geographically near the automotive service providers they serve. This distribution method provides for the rapid distribution of parts. The Company has products and services that meet the needs of the warehouse distributors, parts stores and the automotive service providers.

      o Retail Channel. The retail channel is comprised of large specialty retailers, small independent parts stores and regional chains that sell to "do-it-yourself" customers. Larger specialty retailers, such as Advance Discount Auto Parts, AutoZone, Inc., O'Reilly Automotive, Inc. and CSK Auto Corporation, carry a greater number of parts and accessories at more attractive prices than smaller retail outlets and are gaining market share. The business management systems used in this channel are custom developed by the large specialty retailers and for the small to medium businesses purchased from business systems providers. The Company has products and services that support the retail channel.

In addition to these two primary channels some aftermarket parts and tires do end up being distributed to the new car dealers. The business management systems used in this channel have unique functionality specific to new car dealerships. The Company sells a small number of products into the auto service provider side of car dealerships and the aftermarket wholesalers of parts and tires do some business with new car dealerships by providing them online purchasing capabilities.

Need for Technology Solutions

There are a variety of factors that drive the need for technology solutions within the automotive aftermarket.

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      o Inventory Management. Industry sources suggest that approximately 35% of parts produced are never sold and 30% of parts stocked are never sold. In addition, according to a University of the Aftermarket Study, approximately 25% of parts sold are eventually returned due to a lack of knowledge or capability by either the parts supplier counterman or the auto service provider installer. Thus, there is substantial inefficiency in the automotive aftermarket supply chain. This inefficiency results in excess inventory carrying costs, logistical costs and the over-production of parts and tires at the manufacturer level. Overcoming these challenges requires the combination of business systems software, information products, and connectivity services.

      o Competition. In the US the need for technology solutions has been accelerated by the expansion of large specialty parts retailers such as Advance Auto Parts Inc. and large auto service chains like Monro Muffler and Brake Inc. This expansion has driven the smaller competitors to computerize or upgrade their existing systems with more modern business management solutions enabled for information products and online services. Many of the systems in use today are older, character-based or in-house developed systems with limited capability for integrating current information products and online services.

      o Volume and Complexity of Information. Businesses in the automotive aftermarket are required to manage large volumes of information from numerous sources with complex inter-relationships. There are over 4.5 million different stock-keeping units (SKUs), available to parts sellers in the product catalogs used by the U.S. automotive aftermarket. The number of SKUs increase in the order of some 5% each year. Moreover, manufacturers update product information and product prices with increasing frequency as they improve their internal processing and try to keep pace with consumer trends. As a result, most automotive aftermarket businesses require sophisticated inventory management systems, accurate and timely information on parts, tires, and repair delivered through online services to communicate, manage and present this volume of data.

      o Customer Service Requirements. Consumer demand for same day repair service and the need to optimize thru-put of repair bays forces automotive service providers to demand prompt and accurate delivery of specific parts and tires from their suppliers. Therefore, the ability of either the auto service provider and the warehouse distributor or parts store to access information about a products availability and price so as to be able to promptly get the required product is critical to the success of all parties. To meet these demanding customer service requirements, there is a need for business management systems, product information and online services that enable workers to reliably and accurately transact their business between warehouse distributors, parts stores and automotive service providers.

      o Regional Efficiencies. The usage and availability of a combination of business management systems, information products and online services has resulted in the development of regional trading networks among auto service provider chains, parts stores, parts warehouse distributors and tire warehouse distributors. This enables participants to achieve the efficiencies and customer service levels that are key to being competitive and successful against the larger retail and service chains in the automotive aftermarket.

The Company's Systems and Services

Meeting the needs of the automotive aftermarket requires a combination of business management systems, information products and online services that combine to deliver benefits for all parties involved in the timely repair of a vehicle. The Company provides systems and services that meet these needs and help its customers to meet their customers' expectations. These products and services include:

      o business management systems comprised of the Company's proprietary software applications, implementation and training and third-party hardware and peripherals;

      o information products related to parts, tires, labor estimates, scheduled maintenance, repair information, technical service bulletins, pricing and product features and benefits which are used by the different participants in the automotive aftermarket; and

      o Online services and products that provide online connectivity between manufacturers, warehouse distributors, retailers and automotive service providers. These products enable electronic data interchange throughout the automotive aftermarket supply chain between the different trading partners. They also enable procurement and business services to be projected over the web to an expanded business audience.

The Company's business management systems meet the needs of warehouse distributors, part stores and automotive service providers as follows:

Warehouse Distributors

      o AFS Warehouse Distribution Management, Inc.: DirectStep. This product is designed for and targeted at warehouse distributors that seek to manage multiple locations and inventories on a single system. AFS Warehouse provides distributors a complete business management system for inventory management, customer maintenance, accounting, purchasing and business analytics. The products enable online trading and services including price and product information updating integrated with AFS Autoservice, Inc.'s Autopart and VAST products, which are used by parts stores and automotive service providers.

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Parts Stores

      o AFS Autoservice, Inc.: .Autopart This product is designed for and targeted at parts store chains that seek to manage multiple locations and inventories on a single system for a regional area and are also suited to managing single location franchisees or buying group members. Theproduct provides point of sale, inventory management, electronic purchasing capabilities and a fully integrated accounting module. It also allows the parts stores to connect with automotive service providers through the AFS Autoservice's online services.

Automotive Service Providers

      o AFS Autoservice, Inc.: VAST. This product is designed for and targeted at large to medium automotive service chains that seek to manage multiple locations and inventories for a regional area is also suited to managing single location stores that are part of a franchise or a buying group. The Company's VAST product provides point-of-sale, inventory management, electronic purchasing and customer relationship management capabilities. It also allows the automotive service provider locations to connect with parts and tires warehouse distributors and parts stores through the Company's online services and products.

      o AFS Autoservice, Inc:Autowork. This product is designed for and targeted at small single store automotive installers. The Autowork product provides estimate, job card, parts procurement and invoice capabilities. It also allows the automotive installer to connect with parts distributors through the company's online services and products.

In addition to the above principal products, the Company also services, maintains and provides upgrades for, but does not actively sell, three additional products for its aftermarket customers that are still utilizing these systems. These products, ASP, BDG and Tradera, track inventory, perform accounting functions and execute point-of-sale operations such as invoicing and billing.

Information Products

The Company provides product catalog and vehicle repair information required to enable point-of-sale transactions. These proprietary database products and services generate recurring revenues through monthly subscription fees.

In the United Kingdom, the Company develops and maintains proprietary information products which in the UK differentiate the Company's products from those of the majority of its competitors. In the U.S. and Canada, the Company develops and maintains a proprietary workflow capability that integrates information products sourced from its suppliers to its automotive parts and tire customers, including warehouse distributors, parts stores and automotive service providers.

The Company's principal information service is Autocat. The Company's UK information product provides access to a database of over 9 million unique automobile vehicle applications for approximately 500,000 automotive parts product lines. Business systems software used by the warehouse distributor, parts store and auto service provider enable the user to access the part information quickly and accurately. The Company charges an annual or monthly subscription fee for its information products and provides customers with periodic updates. In the UK there are approximately 1,300 aftermarket companies subscribing to the Company's information products. In the U.S. and Canada, the Company resells a significant number of information products.

In addition, other information products developed or resold by the Company include Interchange Catalog, a database that provides cross references of original equipment manufacturer part numbers to aftermarket manufacturer part numbers; Price Updating, a service that provides electronic price updates following a price change by the part manufacturer; Labor Guide, a database used by automotive service providers to estimate labor hours for purposes of providing written estimates of repair costs to customers; Scheduled Service Intervals, a database of maintenance intervals; and Tire Sizing, a database that cross-references various tire products and applications.

Customer Support Services

The companies provide post-sale support, consulting and training. Customers can call the company support lines for access to personnel who provide support and perform on-line problem solving as required. The Company also provides a customer only section of the Company's intranet site that allows customers direct access to news groups, on-line documentation and product and services related information. New customers enter into support agreements, and most retain such service agreements for as long as they own the system. Monthly fees vary with the number of locations and the software modules, information products and online services subscribed to. The agreements are generally month-to-month agreements. The Company offers training for customers at its facilities, at a customer's facilities and online for product updates or introducing specific new capabilities.

Online Services

The Company offers online e-commerce services as both system-to-system and web browser implementations. These online services connect the automotive aftermarket from manufacturers through warehouse distributors and parts stores to automotive service providers for the purpose of purchasing of parts and tires, fleet and national account transaction processing and product information distribution.

e-Commerce Gateway Services. In the U.S. and Canada, the Company's e-Commerce services utilizes automotive industry standard messaging specifications to deliver online services that connect manufacturers, warehouse distributors, parts stores and automotive service providers for the purpose of purchasing parts and tires, fleet and national account transaction processing, online product and price updating for parts and tires.

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e-Commerce Browser Services. In the U.S. and Canada the Company's e-Commerce
browser services enable warehouse distributors and parts stores to provide an online service to automotive service providers for the purpose of purchasing of parts and tires, accessing account information and other browser based channel management services.

Autonet. In the UK the Company's Autonet online services connect manufacturers, warehouse distributors, parts stores and automotive service providers for the purpose of purchasing of parts and tires, fleet and national account transaction processing and product information and price distribution.

Autocat. The Company's UK product information database is available for access and distribution as a web driven service. Named Autocat+, the database and access software have been enhanced to enable consumers and service professionals to look up automotive products for themselves, view diagrams and select the parts for their vehicle. This product is used by parts stores and professional installer segments of the automotive parts aftermarket. In the U.S. and Canada the Company resells a similar online service.

                               Company Operations

Sales and Marketing

The Company's sales and marketing strategy is to acquire customers and retain them, to cross sell and up sell to its customers a range of commercially compelling business management systems, information products and online services.

Within the parts, tire and auto service provider segments, the Company sells and markets through a combination of field sales, inside sales, and independent representatives. The Company seeks to partner with large customers or buying groups and leverage there relationships with their customers or members. Incentive pay is a significant portion of the total compensation package for all sales representatives and sales managers. The Company's sales focus primarily on identifying and selling to new customers complemented by an inside sales focus on selling upgrades and new software applications to its installed base.

The Company's marketing approach aims to leverage the Company's reputation for customer satisfaction and for delivering systems, information and services that improve a customer's commercial results. The goal of these initiatives is maximize customer retention and recurring revenues and to enhance the productivity of the field sales team and to create the cross selling and up selling opportunities for its systems, information products and online services.

Product Development

The Company's product development strategy is to integrate all of its products, to enhance its current products using customer funded engineering and to provide a migration path to the Company's commercially compelling replacement systems. This approach has three key benefits that support the Company's strategy. First, it maximizes the retention of customers and their recurring revenues by adding value to their business. Second, it creates the opportunity to up sell replacement business systems, information products and online services to existing customers. Third, it avoids the fear that most customers have of disruption to their business resulting from changing systems.

Customer Support and Consulting

We provide support and consulting to customers to ensure the successful use of our products and services. The Company's support and consulting also builds customer relationships, enhances customer satisfaction and maximizes customer retention. The Company's customer support and consulting organization consists of:

      o Phone and online support. The Company's customers can call its support line for access to personnel who provide support and perform on-line problem solving as required.

      o Implementation, education and training consulting. When the Company sells a new system its consulting and training team work together to minimize the disruption to a customer's business during the implementation process and to maximize the customers' benefit from the use of the system by training them.

The Company's UK catalog information product and other information services are delivered by its Autocat product team. The Autocat product team sources, standardizes and formats data collected from over 130 automotive parts manufacturers. The data generally is sourced from aftermarket parts manufacturers in electronic format. The Company generally produces catalog updates on compact discs approximately four times per year from its facilities in Wareham, England. The Company provides this data to its customers in a variety of formats including more recently as an online subscription.

Competition

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In the U.S. and Canada, the Company competes primarily with Activant, Inc. and several smaller software companies, including iCarz, Autologue and Wrenchead, Inc. that provide similar products and services to the U.S. automotive aftermarket.

Additionally, one of the opportunities and ongoing competitive threat to the Company is custom developed in-house systems, information products and online services. For example, AutoZone, Inc. and Genuine Parts Company's NAPA Parts Group both developed their own business management systems and electronic automotive parts catalogs for their stores and members.

Several large enterprise resource planning and software companies have made public announcements regarding the attractiveness of various small and medium enterprise vertical markets, including Microsoft Corporation, Oracle Corporation and Intuit Inc. The Company has not competed with any of these larger software and service companies. However, there can be no assurance that they will not develop or acquire a competitive offering in the future.

In the UK, the Company competes primarily with Activant and several other smaller software companies including EGO and RAMDATA.

Customers

For its fiscal year ended June 30, 2005, no single customer accounted for more than 10% of the Company's total revenues. The Company's top ten customers accounted for 20% of its total revenues. Some of the Company's top customers in North America include Monro Muffler Brake, Fountain Tire and Allied Exhaust Systems. In the UK market the Company's top customers include Brown Brothers, Motorparts Direct, Carlac Ltd, TMS Motor Spares, Central Auto Supplies, CES Ltd, Jayar Components, and L Bennett and Son Ltd

                                  OUR EMPLOYEES

Aftersoft Group, Inc. has 170 full-time employees. Of these, 17 are management employees and 153 are administrative or support staff. Of these employees, 21 are located in our offices in San Juan Capistrano, CA, 32 are located in our offices in Allentown, PA, and 117 are located in our offices in the United Kingdom. All of our employees have executed customary confidentiality and restrictive covenant agreements.

                                  RISK FACTORS

Our business, financial condition or operating results are subject to a number of risk factors, both those that are known to us and identified below and others that may arise from time to time. These risk factors could cause our actual results to differ materially from those suggested by forward-looking statements in this document and elsewhere, and may adversely affect our business, financial condition or operating results. If any of those risk factors should occur, moreover, the trading price of our securities could decline, and investors in our securities could lose all or part of their investment in our securities. These risk factors should be carefully considered in evaluating the Company and its prospects.

We have a limited operating history which makes it difficult to evaluate our business and to predict our future operating results.

We were organized in July 2005. Since our inception, we have been primarily engaged in organizational activities, including developing a strategic operating plan, entering into various collaborative agreements for the development of products and technologies, hiring personnel and developing and testing our products.

We may fail to address risks we face as a developing business which could adversely affect the implementation of our business plan.

We are prone to all of the risks inherent in the establishment of any new business venture. You should consider the likelihood of our future success to be highly speculative in light of our limited operating history, as well as the limited resources, problems, expenses, risks and complications frequently encountered by similarly situated companies.

 To address these risks, we must, among other things,

o     maintain and increase our product portfolio;

o     implement and successfully execute our business and marketing strategy;

o     continue to develop new products and upgrade our existing products;

o     respond to industry and competitive developments; and

o     attract, retain, and motivate qualified personnel.

We may not be successful in addressing these risks. If we are unable to do so, our business prospects, financial condition and results of operations would be materially adversely affected.

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To achieve profitable operations, we, alone or with others, must successfully develop, market and sell our products. The development of new software products is highly uncertain and subject to a number of significant risks. Most products resulting from our or our collaborative partners' product development efforts are not expected to be available for sale for at least a year. Potential products that appear to be promising at early stages of development may not reach the market for a number of reasons.

To date, our resources have been substantially dedicated to the acquisition, research and development of products and technologies. Most of the existing and future products and technologies developed by us will require extensive additional development. Our product development efforts may not be successful.

An increase in competition from other software manufacturers could have a material adverse effect on our ability to generate revenue and cash flow.

Because many of our competitors have substantially greater capabilities and resources, they may be able to develop products before us or develop more effective products or market them more effectively which would limit our ability to generate revenue and cash flow.

Competition in our industry is intense. Potential competitors in the U.S. and Europe are numerous most of which have substantially greater capital resources, marketing experience, research and development staffs and facilities than us. Competing technologies and products may be more effective than any of those that are being or will be developed by us.

If we fail to keep up with rapid technological change, our technologies and products could become less competitive or obsolete.

The software industry is characterized by rapid and significant technological change. We expect that automotive technology will continue to develop rapidly, and our future success will depend on our ability to develop and maintain a competitive position. Technological development by others may result in products developed by us, branded or generic, becoming obsolete before they are marketed or before we recover a significant portion of the development and commercialization expenses incurred with respect to these products.

We depend on patent and proprietary rights to develop and protect our technologies and products, which rights may not offer us sufficient protection.

The software industry places considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. Our success will depend on our ability to obtain and enforce protection for products that we develop under United States and foreign patent laws and other intellectual property laws, preserve the confidentiality of our trade secrets and operate without infringing the proprietary rights of third parties.

We also rely upon trade secret protection for our confidential and proprietary information. Others may independently develop substantially equivalent proprietary information and techniques or gain access to our trade secrets or disclose our technology. We may not be able to meaningfully protect our trade secrets which could limit our ability to exclusively produce products.

We require our employees, consultants, members of the scientific advisory board and parties to collaborative agreements to execute confidentiality agreements upon the commencement of employment or consulting relationships or a collaboration with us. These agreements may not provide meaningful protection of our trade secrets or adequate remedies in the event of unauthorized use or disclosure of confidential and proprietary information.

If we lose key management or other personnel our business will suffer.

We are highly dependent on the principal members of our management staff. We also rely on consultants and advisors to assist us in formulating our development strategy. Our success also depends upon retaining key management and technical personnel, as well as our ability to continue to attract and retain additional highly-qualified personnel. We face intense competition for personnel from other companies, government entities and other organizations. We may not be successful in retaining our current personnel. We may not be successful in hiring or retaining qualified personnel in the future. If we lose the services of any of our management staff or key technical personnel, or if we fail to continue to attract qualified personnel, our ability to acquire, develop or sell products would be adversely affected.

Our management and internal systems might be inadequate to handle our potential growth.

Our success will depend in significant part on the expansion of our operations and the effective management of growth. This growth will place a significant strain on our management and information systems and resources and operational and financial systems and resources. To manage future growth, our management must continue to improve our operational and financial systems and expand, train, retain and manage our employee base. Our management may not be able to manage our growth effectively. If our systems, procedures, controls, and resources are inadequate to support our operations, our expansion would be halted and we could lose our opportunity to gain significant market share. Any inability to manage growth effectively may harm our ability to institute our business plan.

Because we have international operations, we will be subject to risks of conducting business in foreign countries.

International operations constitute a part of our business, and we are subject to the risks of conducting business in foreign countries, including:

o     difficulty in establishing or managing distribution relationships;

o different standards for the development, use, packaging and marketing of our products and technologies;

o our inability to locate qualified local employees, partners, distributors and suppliers;

o the potential burden of complying with a variety of foreign laws, trade standards and regulatory requirements; and

o general geopolitical risks, such as political and economic instability, changes in diplomatic and trade relations, and foreign currency risks.

We cannot predict our future capital needs and we may not be able to secure additional financing which could affect our ability to operate as a going concern.

If adequate financing is not available, we may be required to delay, scale back or eliminate some of our research and development programs, to relinquish rights to certain technologies or products, or to license third parties to commercialize technologies or products that we would otherwise seek to develop. Any inability to obtain additional financing, if required, would have a material adverse effect on our ability to continue our operations and implement our business plan.

The prices we charge for our products and the level of third-party reimbursement may decrease and our revenues could decrease.

Our ability to commercialize products successfully depends in part on the price we may be able to charge for our products.

We may encounter significant financial and operating risks if we grow our business through acquisitions.

As part of our growth strategy, we may seek to acquire or invest in complementary or competitive businesses, products or technologies. The process of integrating acquired assets into our operations may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for the ongoing development of our business. We may allocate a significant portion of our available working capital to finance all or a portion of the purchase price relating to possible acquisitions although we have no immediate plans to do so. Any future acquisition or investment opportunity may require us to obtain additional financing to complete the transaction. The anticipated benefits of any acquisitions may not be realized. In addition, future acquisitions by us could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, any of which could materially adversely affect our operating results and financial position. Acquisitions also involve other risks, including entering markets in which we have no or limited prior experience.

The price of our common stock is likely to be volatile and subject to wide fluctuations.

The market price of the securities of software companies has been especially volatile. Thus, the market price of our common stock is likely to be subject to wide fluctuations. If our revenues do not grow or grow more slowly than we anticipate, or, if operating or capital expenditures exceed our expectations and cannot be adjusted accordingly, or if some other event adversely affects us, the market price of our common stock could decline. In addition, if the market for pharmaceutical and biotechnology stocks or the stock market in general experiences a loss in investor confidence or otherwise fails, the market price of our common stock could fall for reasons unrelated to our business, results of operations and financial condition. The market price of our stock also might decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. In the past, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. If we were to become the subject of securities class action litigation, it could result in substantial costs and a diversion of management's attention and resources.

The provisions of Delaware law may inhibit potential acquisition bids that stockholders may believe are desirable, and the market price of our common stock may be lower as a result.

We are subject to the anti-takeover provisions of Section 203 of the Delaware corporate statute, which regulates corporate acquisitions. These provisions could discourage potential acquisition proposals and could delay or prevent a change in control transaction. They could also have the effect of discouraging others from making tender offers for our common stock. As a result, these provisions may prevent our stock price from increasing substantially in response to actual or rumored takeover attempts. These provisions may also prevent changes in our management.

                                                            For the Year Months Ended June 30,
                                        ---------------------------------------------------------------------------
                                           2005           2004       Variance $              Variance %
                                        ------------    ---------    --------------------    ----------------------
                                                                      In thousands $
Research and development                      2,665          584                   2,081                   356.72%
Sales and marketing                           1,970          701                   1,269                   180.89%
General and administrative                    4,377        4,101                     276                     6.73%
Depreciation and amortization                 1,421          316                   1,105                   350.08%
                                        ------------    ---------    --------------------    ----------------------
Total Operating Expenses                     10,433        5,702                   4,731                    82.98%

Operating Expenses increased by $4.73 million for the year ending June 30, 2005 compared to the year ending June 30, 2004. This is due to the following:

      Research and Development Expense. This increase was a result of the addition of AFS Warehouse Distribution Management to the Aftersoft Group on August 6, 2004. Cost of Revenues without AFS Warehouse Distribution Management were relatively unchanged.

      Sales and marketing expenses. This increase was a result of the addition of AFS Warehouse Distribution Management to the Aftersoft Group on August 6, 2004. Cost of Revenues without AFS Warehouse Distribution Management was relatively unchanged.

      General and Administrative Expenses. This increase was a result of the addition of AFS Warehouse Distribution Management to the Aftersoft Group on August 6, 2004. The increase was limited by lower payroll costs at MAM Software following a staffing review and rationalization.

      Depreciation and Amortization. This increase was a result of the addition of AFS Warehouse Distribution Management to the Aftersoft Group on August 6, 2004.and the subsequent revaluation of the Intangibles assets of the group. Depreciation and amortization expense increase by $1,105 thousand, or 350.1%.

      Interest Expense. Interest expenses increased by $86,000, or 446%, compared to the year ending June 30, 2004. This increase was a result of the addition of AFS Warehouse Distribution Management to the Aftersoft Group on August 6, 2004. Interest Expense without AFS Warehouse Distribution Management was relatively flat.

      EBITDA and Net Income. As a result of the above factors, the Company realized an EBITDA income of $3.83 million and a net income of $2.06 million for the year ending June 30, 2005, compared to an EBITDA income $1.36 million and a net income of $1.02 million for the year ending June 30, 2004, a increase of $2.47 million, or 181.6% for EDITDA.

Liquidity and Capital Resources

      The Company does not have outside sources of finance and will need to raise funds from existing shareholders or the capital markets to maintain its development plans. If it should encounter any unforeseen problems, the Company will review its budget and adjust the scheduling and costs of the development programs accordingly to allow the Company to operate until sufficient long term funding is achieved. However, a key element of our business strategy is to continue to acquire, obtain licenses for, and develop, new technologies and products that we believe offer unique market opportunities and/or complement our existing product lines.

For the Three months ending September 30, 2005

      The following discussion of the Company financial condition and results of operations should be read in conjunction with the audited historical consolidated financial statements and the notes accompanying those statements, which are included elsewhere herein. The results described below are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on the Company's current expectations, which are inherently subject to risks and uncertainties. Actual results and the timing of certain events may differ significantly from those projected in such forward-looking statements due to a number of factors. The Company undertakes no obligation beyond what is required under applicable securities law to publicly update or revise any forward looking statement to reflect current or future events or circumstances, including those set forth herein.

      Overview

      The Company is a leading provider of business management solutions primarily to retailers, tire and service chains, independent installers and wholesale distributors in the Automotive Aftermarket. The Company's business management solutions include systems, professional services, customer support and data services that its customers use to manage their critical day-to-day business operations through automated point-of-sale, inventory management, general accounting and e-commerce connectivity. The Company's revenues are derived from the following:

      o Business management systems comprised of proprietary software applications, implementation and training; and

      o Subscription-based services, including software support and maintenance, information (content) products and online services

      The company acquired AFS Tire Management, Inc. formerly known as CarParts Technologies, Inc. on August 6, 2004 to increases its presence in the North American market as well as to provide an operation foundation to penetrate its parts store software into the North American market.

      At the end of the fiscal year 2004 the company decided to discontinue the sales efforts of its software application focused on the tire distribution market temporarily. The company decided to reengineer two of its other products with the necessary tire distributor functionality over time while it targeted select areas of the tire distribution market. This change in focus was expected to create a decrease in revenues during this reengineering period as well as increase the overall profitability of the company through a reduction of cost of revenue and operational costs.

      Key Components of Results of Operations for the Three months ended September 30 2005

      Total Revenues. Total Revenues for the three months ending September 30, 2005, decreased by approximately $708 thousand, or 12.9%, compared to the three months ending September 30, 2004. Decrease in revenues was due primarily due management's decision to discontinue sales efforts of its software application focused on Tire distributor market at the end of fiscal year 2004. Management decided to target this market with its other software products which the tire functionality has been added to.

      Total Cost of Revenues. Total cost of revenues for the three months ending September 30, 2005, increased by approximately $230 thousand, or 10.4%, compared to the three months ending September 30, 2004. This increase was a result of the addition of AFS Tire Management to the Aftersoft Group on August 6, 2004. In the three months ending September 2004 the cost of revenues only included two months of labor focused on revenue generation, while in the three months ending September 30,2005 the cost of revenues included three months of these costs. On a pro forma basis the Cost of Revenues actually decreased by $102 thousand, or 4.2%. The reason for this decrease is related to the reduction in personnel associated with the tire distribution product and other streamlining efforts.

      For the reasons noted above, total gross profit decreased by $938 thousand, or 28.6% for the three months ending September 30, 2005 as compared to the three months ending September 30, 2005.

      Operating Expenses. The following table sets forth, for the periods indicated, the Company's operating expenses and the variance thereof.

                                                            For The Three Months Ended September 30,
                                              ----------------------------------------------------------------------
                                                2005        2004       Variance $             Variance %
                                              ---------   ---------    -------------------    ---------------------
                                                                         In thousands $
Research and development                           774         709                     65                     9.2%
Sales and marketing                                479         477                      2                     0.3%
General and administrative                         840         866                   (25)                    -2.9%
Depreciation and amortization                      298         359                   (61)                   -17.0%
                                              ---------   ---------    -------------------    ---------------------
Total Operating Expenses                         2,391       2,411                   (20)                    -0.8%

      Operating Expenses were relatively flat for the three months ending September 30, 2005 compared to the three months ending September 30, 2004. This is due to the following:

      Research and Development Expense Research and Development Expenses increased by $65 thousand, or 9.2%, compared to the three months ending September 30, 2004. This increase was a result of the addition of AFS Tire Management to the Aftersoft Group on August 6, 2004. In the three months ending September 2004 research and Development expenses only included two months of labor focused on research and development, while in the three months ending September 30, 2005 research and development expenses included three months of these costs. On a pro forma basis research and development expenses actually decreased by $91 thousand, or 11.8%.

      Sales and marketing expenses. Sales and marketing expenses decreased by $2 thousand, or .3%, compared to the three months ending September 30, 2004. Consolidation of the sales personnel and the reduction in the sales effort on the tire distribution software product contributed to the overall reduction is sales and marketing costs. On a pro forma basis sales and marketing expenses decreased by $126 thousand, or 26.3%

      General and Administrative Expenses. General and administrative expenses decreased by $25 thousand, or 2.9%, compared to the three months ending September 30, 2004. Reduction in executive management as part of the AFS Tire Management acquisition lower telecommunication costs were major factors in this decline. On a pro forma basis, general and administrative expenses decreased by $300 thousand, or 35.7%.

      Depreciation and Amortization. Depreciation and amortization expenses declined due to a complete amortization of a portion of AFS Tire Management goodwill.

      Interest Expense. Interest expenses increased by $13 thousand, or 74%, compared to the three months ending September 30, 2004. This increase was a result of the addition of AFS Tire Management to the Aftersoft Group on August 6, 2004. In the three months ending September 2004. Interest expenses only included two months of interest, while in the three months ending September 30, 2005 interest expenses included three months of these costs. On a pro forma basis, interest expenses decreased by $34 thousand or 108.6%.

      EBITDA and Net Income. As a result of the above factors, the Company realized an EBITDA income of $184 thousand and a net loss of $82 thousand for the three months ending September 30, 2005, compared to an EBITDA income $1.19 million and a net income of $845 thousand for the three months ending September 30, 2004, a decrease of $1.0 million, or 84.5% for EDITDA.

      Liquidity and Capital Resources

      The Company does not have outside sources of finance and will need to raise funds from existing shareholders or the capital markets to maintain its development plans. If it should encounter any unforeseen problems, the Company will review its budget and adjust the scheduling and costs of the development programs accordingly to allow the Company to operate until sufficient long term funding is achieved. However, a key element of our business strategy is to continue to acquire, obtain licenses for, and develop, new technologies and products that we believe offer unique market opportunities and/or complement our existing product lines.

                        ITEM 3. DESCRIPTION OF PROPERTY.

The Company has offices located at 32122 Camino Capistrano, Suite 100, San Juan Capistrano, CA, 92675. Our telephone number there is (949) 488-8860. We also have offices at 7310 Tilghman St. Allentown, PA 18106. Our telephone number there is (800)-803-9762. We also have offices at 1 Station Road, Deepcar, Sheffield, South Yorkshire, United Kingdom, S36 2SQ.
Our Telephone number there is 011 44 870 766 7012

    ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) The following table sets forth certain information regarding the beneficial ownership of the Company's common stock by each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock:

          Title of Class            Name and Address of Beneficial       Amount and Nature of             Percent of Class
                                                 Owner                     Beneficial Owner

              Common                    Auto Data Network, Inc.               32,500,000                       95.31%
                                     712 Fifth Avenue, 19th Floor,
                                        New York, NY 10019-4108

(b) The following table sets forth certain information regarding the beneficial ownership of the Company's common stock by each director and executive officer of the Company and the directors and executives officers as a group:

------------------------------------- ----------------------------------------- ------------------------- --------------------------
Name                                  Position                                  Shareholding              Percentage of Common Stock
------------------------------------- ----------------------------------------- ------------------------- --------------------------
Ian Warwick                           President and CEO -Director               Nil                       0%
------------------------------------- ----------------------------------------- ------------------------- --------------------------
Michael Jamieson                      Chief Operations Officer - Director       Nil                       0%
------------------------------------- ----------------------------------------- ------------------------- --------------------------
Michael O' Driscoll                   Chief Financial Officer & Director        Nil                       0%
------------------------------------- ----------------------------------------- ------------------------- --------------------------
Robert Gordon                         Director                                  Nil                       0%
------------------------------------- ----------------------------------------- ------------------------- --------------------------
William C. Hayde                      Director                                  Nil                       0%
------------------------------------- ----------------------------------------- ------------------------- --------------------------
Joseph Messina                        Director                                  Nil                       0%
------------------------------------- ----------------------------------------- ------------------------- --------------------------
Directors and Executive Officers as                                             Nil                       0%
a Group (6 persons)
------------------------------------- ----------------------------------------- ------------------------- --------------------------

    ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

The Company's directors and executive officers are as follows:

Ian Warwick CEO, President and Director, age 45

Ian Warwick has spent the last twelve years building early stage technology companies, some of which have culminated in stock market listings. Mr Warwick also has extensive experience of corporate finance particularly linked to fund raising and private equity placements. He formerly served in the Royal Navy followed by several years as a consultant engineer within the oil industry.

Michael Jamieson, COO and Director, age 38

Michael Jamieson is the Managing Director of MAM Software Limited.("MAM"), a subsidiary of Auto Data Network, Inc. He has been with MAM since1991 when he joined its installation and configuration department. Mr. Jamieson has held a number of positions within MAM's implementation and support departments until his appointment as Department Manager for Workshop and Bodyshop Systems in 1995. Mr. Jamieson was promoted to the position of Associate Director of Workshop and Bodyshop Systems in 2002 before taking his current role as Managing Director in 2004.

Michael O'Driscoll CFO and Director, age 53

Michael O'Driscoll began his career at Deloitte & Touche. In 1978, he joined Merrydown plc, and became Financial Director and Company Secretary where he oversaw the float on the London Stock Exchange as CFO. While at Merrydown, Mr. O'Driscoll negotiated multiple acquisitions. From 1994 to 1995 he joined Key Finance Limited, a takeover specialist computer leasing company whose customers included Rolls Royce, Bank of America, Nynex, P&O, Massey Ferguson, BP, Amoco and Shell. From 1995 to date, he has held the position of Non-Executive Chairman of QV Foods Limited, a large produce supplier to Marks & Spencer, Sainsbury, Tesco and the United Kingdom wholesale market.

Robert Gordon, Director, age 70

Robert Gordon is an independent business consultant. Since April 2003, Mr. Gordon has been President of Madison Ventures, Inc., Madison Group I, Inc., Madison Group II, Inc., Madison Group III, Inc., Madison Group IV, Inc., Madison Group V, Inc., and Madison Group VI, Inc. Mr. Gordon was Executive Vice-President of Ameristar Group Incorporated, a privately owned investment banking firm from 1996 to 2004. From 1999 to August, 2002 Mr. Gordon was President of Lifen, Inc. From 1996-1999, Mr. Gordon was President and a Director of Concorde Strategies Group, Inc. Previously, Mr. Gordon held senior management positions with several companies. He also had a management consulting practice and provided broad based professional services, which included strategic and financial planning, marketing and growth studies, business re-structuring, acquisition plans, implementation of new business strategies, MIS development, and training programs. Mr. Gordon was acting President of W3 Group, Inc. prior to the Acquisition. He was appointed a Director by the Board of Directors on March 24, 2005.

Mr. Gordon has conducted numerous business seminars and made presentations at many conferences. He received an Achievement Award from the International Association of Systems Management in recognition of his contribution to the business systems profession, and is also a past Chapter President. He was an advisor to Guidance International, a professional association of computer users.Mr. Gordon has a B.A. in Economics from Union College.

Joseph J. Messina, Director, age 50

Joseph J. Messina became Chairman and CEO in 1992 of both Ameristar Capital Corporation, a lease financing and asset based lender and Ameristar Group Incorporated, an investment banking and financial consulting firm specializing in "small cap" companies. Mr. Messina was a Director of Concorde Strategies Group, Inc. From 1978-1992, Mr. Messina was President and Chief Operating officer of Vendor Funding Co., Inc. a subsidiary of Bank of Ireland First Holdings. Vendor Funding, a national middle market lessor and asset based lender, was co-founded by Mr. Messina and subsequently sold to First NH Banks of Manchester, New Hampshire. Mr. Messina is a Director of Credit America Venture Capital, an entity formed to acquire the manufacturing and distribution network of Mako Marine International, Inc. He is a former Director of Mako Marine International, Inc., a publicly held corporation, and past President of the Eastern Association of Equipment Lessors.

William C. Hayde, Director, age 44

William C. Hayde is an investment banker and registered principal at Brockington Securities, a broker-dealer specializing in wholesale and institutional trading, mergers and acquisitions, and equity and debt financings. Mr. Hayde is Chairman of the Board of Toscana Group, Inc., a venture capital and consulting company. Mr. Hayde is also a partner in a research firm, Waterville Investment Research Inc., a paid for research and information company which provides its services to public company's primarily traded over the counter and Nasdaq. Mr. Hayde has been active in the brokerage business since 1983. Prior to the close of the acquisition, Mr. Hayde was Secretary at W3 Group.

INVOLVEMENT IN CERTAIN MATERIAL LEGAL PROCEEDINGS DURING THE PAST FIVE YEARS

(1) No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations or is subject to any pending criminal proceeding.

(2) No bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant of the Company nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

(3) No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

(4) No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

                         ITEM 6 EXECUTIVE COMPENSATION

The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of direct.ors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

                                                    Annual Compensation                           Long Term Compensation
                                      ------------------------------------------------     --------------------------------------
                                                                                             Securities               All
                                        Fiscal                                               Underlying              Other
Name and Principal Position              Year          Salary ($)         Bonus ($)           Options           Compensation ($)
                                      -----------     --------------     -------------     ---------------      -----------------
Ian Warwick
    President and Chief Executive
Officer and Director                                              0                 0                   0                      0

Michael Jamieson
    Chief Operating Officer and
Director                                    2005                  0                 0                   0                      0

  As CEO of MAM Software, Ltd.              2005            131,968                 0                   0                      0

Michael O'Driscoll
    Chief Financial Officer                 2005                  0                 0                   0                      0

Paul Van Den Berg
    Former President of CarParts
Technologies, Inc.                          2005            153,040                 0                   0                      0

            ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

The Company has not retained any promoters, public relations or investors relations firms and has not signed any agreements with third party members to provide these services.

                       ITEM 8. DESCRIPTION OF SECURITIES.

MARKET INFORMATION

The Company presently has 34,101,167 shares of common stock issued and outstanding.

COMMON STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders; have no preemptive rights; have no conversion or redemption rights or sinking fund; do not have cumulative voting rights; and share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

                                     PART II

ITEM 1. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

The Company's Common stock is quoted on the OTC under the symbol "WWWT.OB".The Market Price for the Common Stock on December 21, 2005 was $1.10
HOLDERS

As of December 21, 2005 there were 34,101,167 shares of common stock issued and outstanding and entitled to vote. Each share of common stock entitles its holder to one vote. The following table sets forth certain information as of December21, 2005, with respect to the ownership of Common Stock by each director and executive officer of the Company, and each person known by the Company to be the owner of more than five percent of any class of the Company's voting securities.

          Title of Class                Name and Address of            Amount and Nature of             Percent of Class
                                          Beneficial Owner               Beneficial Owner

              Common               Auto Data Network, Inc.                  32,500,000                       95.31%
                                   712 Fifth Avenue, 19th Floor
                                   New York, NY 10019-4108
                                   Directors and Executive                     Nil                             0%
                                   Officers as a Group (6
                                   persons)

DIVIDENDS

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, and capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, and accordingly the Board of Directors does not anticipate declaring any dividends.

TRADING OF SECURITIES IN SECONDARY MARKET

The Company presently has 34,101,167 shares of common stock issued and outstanding.

TRANSFER AGENT

Our independent stock transfer agent is Liberty Transfer Company, Inc. The mailing address and telephone number is: 244b New York Avenue, Huntington, NY 11743. (631) 385 1616.

                           ITEM 2. LEGAL PROCEEDINGS.

From time to time, the Company is subject to various legal claims and proceedings arising in the ordinary course of business. The ultimate disposition of these proceedings could have a materially adverse effect on the financial position or results of operations of the Company.

AFS Tire Management, Inc., formerly known as CarParts Technologies, Inc., has been informed of a verdict against it in a litigation in the Court of Common Please of Allegheny County, Pennsylvania, in favor of Aidan McKenna totaling approximately $3,300,000, which it intends to vigorously appeal. AFS Tire Management, Inc. has made a provision of up to $3,300,000 in its accounts to cover the full cost of any verdict with respect to this litigation as of June 30, 2005, even though it intends to vigorously appeal any judgment.

The claim in question relates to an asset purchase transaction. On November 13, 2002 Aidan J. McKenna ("McKenna") filed a complaint against CarParts Technologies, Inc., now known as AFS Warehouse Distribution Management, Inc., in the Court of Common Pleas of Allegheny County, Pennsylvania. The complaint alleges that CarParts assumed a liability in excess of $2,053,000 for McKenna's employment agreement with Open Webs Corporation when CarParts acquired the assets of Open Webs. CarParts filed a claim for $1,000,000 for breach of contract alleging that McKenna continued to conduct business in the Open Webs Corporation in violation of the asset purchase agreement.

CarParts Technologies, Inc. is also the defendant in another action relating to the asset purchase transaction, Signal Software Corporation vs. OpenWebs Corporation and CarParts Technologies.Signal Software Corporation ("Signal") filed a complaint against CarParts in the Court of Common Pleas of Allegheny County, Pennsylvania on April 7, 2003 alleging that CarParts' purchase of OpenWebs' assets was a fraudulent conveyance - i.e., that CarParts' noncash (stock) consideration was insufficient and didn't constitute reasonably equivalent value for OpenWebs' assets. Signal is seeking to have the asset purchase be set aside and all of the assets, including the Intelligent Trading Network, be returned to OpenWebs. CarParts classified the excess of the purchase price over the estimated fair value of the tangible net assets acquired from OpenWebs as goodwill, but subsequently expensed the entire balance of the goodwill in 2002. Consequently, the assets in question are carried at no value on the balance sheet of CarParts.

Homann Tire Ltd. filed a complaint against CarParts Technologies, Inc in California District Court on August 11, 2005. The complaint seeks $271, 048 in damages and alleges breach of contract, breach of warranty and intentional and negligent misrepresentative. The Company maintains the complaint is without merit

             ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

There has been no change in or disagreements with Accountants.

                ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES.

There have been no recent sales of unregistered securities. Pursuant to the terms of the Agreement completed on December 21, 2005, the Company issued 32,500,000 shares of Common Stock, par value $0.001, to ADN in a non-public issuance exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(1), Section 4(6) and/or Regulation D. The shares so issued are "restricted shares" and may not be disposed of except in compliance with an applicable exemption from registration under U.S. securities laws or pursuant to an effective registration statement under U.S. securities laws.

               ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's Bylaws provide that the Company may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Articles of Incorporation, or the Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Articles of Incorporation, or the Bylaws. The Company's obligations of indemnification, if any, are conditioned upon the Company receiving prompt notice of the claim and the opportunity to settle and defend the claim. The Company has the right, to the extent permitted by law, to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Company.

                                    PART F/S

Report of Independent Registered Public Accounting Firm Financial Statements for year ending June 30, 2005 Financial Statement Notes for year ending June 30, 2005 Financial Statements for three months ending September 30, 2005 Financial Statement Notes for three months ending September 30, 2005 Aftersoft Group Inc. Consolidated Financial Statements as of December 21, 2005 Aftersoft Group, Inc. Statement of Operations for period from July 1, 2005 to December 21, 2005

                              Aftersoft Group, Inc.

                        Consolidated Financial Statements

                             June 30, 2005 and 2004

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Board of Managers and Members
Aftersoft Group, Inc.

We have audited the accompanying consolidated balance sheets of Aftersoft Group, Inc. (a Delaware corporation) and subsidiaries (the "Company") as of June 30, 2005 and 2004, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of MAM Software Limited, which statements reflect total assets of $6,3429,000 and $5,692,000 as of June 30, 2005 and 2004, respectively, and total revenues of $12,459,000 and $13,178,000 for the years then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for MAM Software Limited, is based solely on the report of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aftersoft, Inc. as of June 30, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                     CORBIN & COMPANY, LLP

Irvine, California

                              Aftersoft Group, Inc.
                           Consolidated Balance Sheets
                                 (In thousands)

                                                   As of June 30,
                                             -----------------------
                                               2005           2004
                                             -----------  ---------
    ASSETS
    Current Assets
     Cash                                          194          7
     Accounts Receivable                         3,537      2,877
     Inventories                                   358        322
     Other Current Assets                        1,386        724
                                              --------   --------
      Total Current Assets                       5,475      3,930
      Property & Equipment, Net                    521        324
    Investments                                      3          3
    Other Assets
     Goodwill                                   27,673      7,824
     Software Development capitalized costs      1,605      1,320
     Less:  Accumulated Amortization            (2,018)      (815)
     Other Long Term Assets                         36          0
                                              --------   --------
      Net Other Assets                          27,299      8,331
                                              --------   --------
    Total Assets                              $ 33,295   $ 12,585
                                              ========   ========

    LIABILITIES
    Current Liabilities
     Accounts payable                         $  1,928   $  1,089
     Accrued expenses                              682        419
     Accrued legal expenses                      1,986          0
     Current Portion of LTD                      1,072        408
     Deferred Income                             1,238        791
     Taxes Payable                                 492        592
     Other current liabilities                      23         59
                                              --------   --------
      Total Current Liabilities                  7,421      3,358
    Long Term Liabilities
     Deferred Income                             1,356        999
     Long Term Debt                                879        153
     Loan - ADN Inc                              1,648        498
     Discontinued Ops                              487          0
                                              --------   --------
      Total  Liabilities                        11,791      5,008
    STOCKHOLDERS' EQUITY
     Preferred Stock                                 0          0
     Common stock, Net                               0          0
     Additional Paid-in-Capital                 20,937      9,063
     Other Comp Inc/(Loss)                        (182)      (179)
     Accumulated Income / (deficit)                749     (1,307)
                                              --------   --------
      Total Stockholders Equity                 21,504      7,577
                                              --------   --------
    Total Liabilities & Stockholders' Equity  $ 33,295   $ 12,585
                                              ========   ========

The accompanying notes are an integral part of these financial statements.

                              Aftersoft Group, Inc.
                      Consolidated Statement of Operations
                                 (In thousands)

                                                                                           For Years Ending June 30,
                                                                              ----------------------------------------------------
                                                                                        2005                        2004
                                                                              -------------------------     ----------------------

Revenues                                                                                $ 22,062                  $ 12,598
Cost of Revenues                                                                           9,225                     5,853
                                                                                        --------                  --------
Gross Profit                                                                              12,837                     6,745

Operating Expenses
Research and development                                                                   2,665                       584
Sales and marketing                                                                        1,970                       702
General and administrative                                                                  3589                     4,101
                                                                                        --------                  --------
Total Operating Expenses                                                                    8224                     5,386

Operating income / (loss), before Interest and Depreciation                                3,825                     1,358

Other income / (expense)
Depreciation and amortization                                                             (1,421)                     (316)
Non recurring expense                                                                        788                         0
Interest and other income                                                                    (12)                        0
Interest expense                                                                            (105)                      (19)
                                                                                        --------                  --------
Total other income / (expense)                                                            (2,326)                     (335)

Pre-tax income / (loss)                                                                    2,287                     1,023

Provision for income taxes*                                                                  231                         0
Goodwill written-off                                                                           0                         0

                                                                                        --------                  --------
Net income / (loss)                                                                     $  2,056                  $  1,023
                                                                                        ========                  ========

Earnings Per share attributed to common stock                                          $1,370.72                 $1,547.80
Average number of shares of common stock outstanding - basic                               1,500                       661

Earnings Per share attributed to common stock assuming dilution                        $1,370.72                 $1,547.80
Average number of shares of common stock outstanding - fully diluted                       1,500                       661

The accompanying notes are an integral part of these financial statements.

                              Aftersoft Group, Inc.
                         Consolidated Equity Rollforward
                                 (In thousands)

                                                                               Foreign
                                                            Paid In            Currency          Accumulated               Total
                                    Common Stock             Capital         Translation        Income/(deficit)             Equity
                              --------------------------    -----------  ---------------     -------------------------  -----------
                               Shares         Amount
                              ----------    ------------    -----------  ---------------     -------------------------  -----------

Balance, June 30, 2003              661               0     $    9,063                        $               (2,330)   $    6,733

Foreign Currency                                                                  (179)                                      (179)
Translation
Net income for the year                                                                                         1,023        1,023
                             ----------    ------------    -----------  ---------------     -------------------------  -----------
Balance, June 30, 2004              661               0          9,063            (179)                       (1,307)        7,577

CarParts Technologies               839               0         11,874                                                      11,874
Acquisition
Foreign Currency                                                                    (3)                                        (3)
Translation
Net income for the year                                                                                         2,056        2,056
                             ----------    ------------    -----------  ---------------     -------------------------  -----------
Balance, June 30, 2005            1,500               0    $    20,937   $        (182)     $                    749   $     21,504

The accompanying notes are an integral part of these financial statements.

                              Aftersoft Group, Inc.
                       Consolidated Statement of Cashflows
                                 (In thousands)

                                                                                         For Years Ending June 30,
                                                                                      --------------------------------
                                                                                             2005              2004
                                                                                        ----------------     ----------
Operating activities
Net Income                                                                               $    2,056          $
Adjustments to Net Income
 Depreciation                                                                                   216
 Amortization                                                                                 1,205
 Deferred income taxes                                                                         (114)
 Other, net                                                                                       0
 Changes in assets and liabilities (net of the effect of acquisition):
  Trade accounts receivable                                                                     194
  Inventories                                                                                   107
  Prepaid expenses and other assets                                                            (527)
  Accounts payable                                                                              542
  Deferred revenue                                                                           (4,498)
  Accrued expenses and other liabilities                                                        (55)
                                                                                        ----------------     ----------
Net cash provided by operating activities                                                      (874)                 0
Investing Activities
 Cash acquired in acquisition                                                                   490
 Purchase of property and equipment                                                           (273)
 Capitalized software development costs                                                       (285)
 Proceeds from sale of assets                                                                     0
                                                                                        ----------------     ----------
Net cash provided by (used in) investing activities                                             (68)                 0
Financing Activities
 Proceeds from debt facility                                                                  1,287
 Debt issuance costs                                                                              0
 Payment on long-term debt                                                                     (155)
                                                                                        ----------------     ----------
Net cash provided by (used in) financing activities                                           1,132                  0
 Effect of exchange rate changes                                                                 (3)
                                                                                         --------------

 Net change in cash and cash equivalents                                                        187
 Cash and cash equivalents, beginning of period                                                   7
                                                                                        ----------------     ----------
 Cash and cash equivalents, end of period                                               $       194   $              0
                                                                                        ================     ==========

Supplemental disclosures of cash flow information Cash paid during the period for:
  Interest                                                                              $      (105)
  Income taxes                                                                          $        15

The accompanying notes are an integral part of these financial statements.

                              AFTERSOFT GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          FOR YEAR ENDING JUNE 30, 2005

              NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The relevant accounting policies and procedures are listed below.

Basis of Presentation

As of June 30, 2005, Aftersoft Group, Inc. was a wholly subsidiary of Auto Data Network, Inc.

Aftersoft Group is a leading provider of business and supply chain management solutions primarily to automotive parts manufacturers, retailers, tire and service chains, independent installers and wholesale distributors in the automotive aftermarket. The Company conducts its businesses through subsidiaries with operations in Europe and North America. MAM Software Limited is the leading supplier of software to the automotive parts market in the U.K. MAM Software consists of MAM Autopart Ltd, MAM AutoCat Ltd. and MAM Autowork Ltd., which are all based in Sheffield, UK. Aftersoft Network North America, Inc. is comprised of AFS Warehouse Distribution Management, Inc. and AFS Tire Management Inc., which are based in San Juan Capistrano, California and AFS Autoservice, Inc., which is based in Allentown PA. Aftersoft Network North America was formerly known as CarParts Technologies Acquisition, Inc. and AFS Tire Management was formerly known as CarParts Technologies, Inc. Together these subsidiaries are the second largest supplier of software to the automotive parts market in the U.S.

The Company operates on a June 30 fiscal year end.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

      Goodwill and Other Intangible Assets

      Goodwill represents the excess of cost over the fair value of assets acquired. Goodwill is tested for impairment on an annual basis, and between annual tests if indicators of potential impairment exist, using a fair-value-based approach. No impairment of goodwill has been identified during any of the periods presented.

      Allowance for Doubtful Accounts

      The allowance for doubtful accounts is based on the Company's assessment of the collectibility of customer accounts. The Company regularly reviews the allowance by considering factors such as historical experience, credit quality, age of the accounts receivable balances, and current economic conditions that may affect a customer's ability to pay.

Concentrations of Credit Risk

Cash

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At June 30, 2005, the Company had approximately $1,105,000 in these accounts in excess of the FDIC insurance limits.

Customers

The Company performs periodic evaluations of its customers and maintains allowances for potential credit losses as deemed necessary. The Company generally does not require collateral to secure its accounts receivable. Credit risk is managed by discontinuing sales to customers who are delinquent. The Company estimates credit losses and returns based on management's evaluation of historical experience and current industry trends. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

No customer accounted for more than 10% of the Company's revenues during the years ended June 30, 2004, 2005.

Geographic Concentrations

The Company conducts business in the United States and Canada, and the United Kingdom. The Company derives 43% of it revenue from its North American operations and 57% from its UK operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company's management include, but are not limited to, the collectibility of accounts receivable, the realizability of uncompleted contracts, the recoverability of long-lived assets and valuation of deferred tax assets. Actual results could materially differ from those estimates.

Fair Value of Financial Instruments

The Company's consolidated financial instruments consist of cash, accounts receivable, accounts payable and accrued expenses. The carrying value of such instruments, approximate fair value as of June 30, 2005 due to short term maturities such as financial instruments.

Property and Equipment

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the assets or the related lease terms. Equipment under capital lease obligations is depreciated over the shorter of the estimated useful lives of the related assets or the term of the lease. Maintenance and routine repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of operations.

Long-Lived Assets

The Company's management assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At June 30, 2005 the Company's management believes there is no additional impairment of its remaining long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's products and services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position ("SOP") No. 97-2, Software Revenue Recognition, as amended by SOP No. 98-9, Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions. Accordingly, software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product component has occurred, the fee is fixed and determinable, and collectibility is probable. If any of these criteria are not met, revenue recognition is deferred until such time as all of the criteria are met. In accordance with SOP No. 98-9, the Company accounts for delivered elements in accordance with the residual method when arrangements include multiple product components or other elements and vendor-specific objective evidence exists for the value of all undelivered elements. Revenues on undelivered elements are recognized once delivery is complete.

In those instances where arrangements include significant customization, contractual milestones, acceptance criteria or other contingencies (which represents the majority of the Company's arrangements), the Company accounts for the arrangements using contract accounting, as follows:

1) When customer acceptance can be estimated, expenditures are capitalized as work in process and deferred until completion of the contract at which time the costs and revenues are recognized.

2) When customer acceptance cannot be estimated based on historical evidence, costs are expensed as incurred and revenue is recognized at the completion of the contract when customer acceptance is obtained.

The Company records amounts billed to customers in excess of recognizable revenue as customer advances and deferred revenue in the accompanying consolidated balance sheets.

Revenues for maintenance agreements are recognized ratably over the terms of the service agreement.

Work in Process

Work in process consist of labor and other costs incurred under time and material contracts through June 30, 2005 and 2004 but not recognized as revenue under the completed contract method.

Translation of Currency

Management has determined that the functional currency of its subsidiaries is the local currency. Assets and Liabilities of the subsidiary are translated into U.S. dollars at the year end exchange rates. Income and expenses are translated at an average exchange rate for the period and the resulting translation loss adjustments are accumulated as a separate component of stockholders' equity, which totaled $3,932 and $17,932 at June 30, 2005 and 2004, respectively.

Foreign currency gains and losses from transactions denominated in other then respective local currencies are included in income. There were no foreign currency translation gains during the years ended June 30, 2005 and 2004.

Comprehensive Income

Comprehensive income includes all changes in equity (net assets) during a period from non-owner sources. For the years ended June 30, 2005 and 2004, there were no components of comprehensive income consisting of foreign currency translation losses.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes. The deferred taxation has not been discounted.

      Basic and Diluted Loss Per Share

      Basic earnings (loss) per common share is computed based on the weighted average number of shares outstanding for the period. Diluted earnings
      (loss) per share is computed by dividing net income (loss) by the weighted average shares outstanding assuming all potential dilutive common shares were issued. Basic and diluted loss per share are the same for the periods presented as the effect of stock options and warrants on loss per share are anti-dilutive and thus not included in the diluted loss per share calculation. However, the impact under the treasury stock method of dilutive stock options and warrants would have had no effect in shares outstanding for the years ended June 30, 2005 and 2004, respectively.

      The following is a reconciliation of the numerator and denominators of the basic and diluted loss per share computation for the years ending June 30:

                                                                                 2005                       2004
                                                                                 ----                       ----

Numerator for basic and diluted income per share:
        Net Income available to common stockholders                             2,056,080                1,023,093

Denominator for basic and diluted income per common share:
        Weighted average of common shares outstanding                               1,500                      661

                                                                             -------------            -------------
        Net Income per common share available to common
        shareholders                                                             1,370.72                 1,547.80
                                                                             =============            =============

Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS 150 also includes required disclosures for financial instruments within its scope. For the Company, SFAS 150 was effective for instruments entered into or modified after May 31, 2003 and otherwise will be effective as of January 1, 2004, except for mandatorily redeemable financial instruments. The Company does not believe that SFAS 150 will have a material impact on the Company's financial condition.

In December 2004, the FASB issues SFAS No. 123 (revised 2004), Share-based Payment (statement 123(R)") to provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. The cost will be measured based on the fair value of the equity or liability instrument used. Statement 123 (R) covers a wide range of share based compensation arrangements including share options, restricted share plans, performance based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces SFAS No. 123 and supercedes ABP 25. The company will be required to apply Statement 123(R) in 2006. The company is in the process of evaluating whether the adoption of Statement 123(R) will have a significant impact on the Company's overall results of operations or financial position.

In December 2004, the FASB issues SFAS No. 153, Exchange of Nonmonetary Assets - and amendment to ABP Opinion No. 29, Accounting for Nonmonetary Transactions, SFAS No. 153 eliminates the exception for non-monetary exchanges of similar productive assets, which were previously required to be recorded on a carry over basis rather then a fair value basis. Instead, this statement provides that exchanges of non-monetary assets do not have a commercial substance be reported at a carryover basis rather then a fair value basis. A non-monetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The company does not expect the adoption of SFAS No. 153 to have an impact on its financial condition or results of operations.

                             NOTE 2 . ACQUISITIONS

The accompanying consolidated statements of income include the results of operations of the acquired entities from the date of acquisition.

CarParts Technologies

On August 6, 2004, the assets of CarParts Technologies for total purchase consideration of $11,874,262, comprised of the following

Equity                                                  $  9,124,262

Debt Cancellation                                          2,750,000
                                                        ------------

                                                        $ 11,874,262
                                                        ============

Current Assets                                          $  1,622,161

Property and equipment                                       140,360

Other Long Term Assets                                        36,722

Current Liabilities                                       (3,265,435)

Deferred Income                                           (4,872,022)

Long Term Debt                                            (1,150,998)

Discontinued Ops                                            (485,850)
                                                        ------------

Estimated fair value of tangible net assets acquired      (7,975,062)

Goodwill                                                  19,849,324
                                                        ------------

                                                        $ 11,874,262
                                                        ============

                           NOTE 3. INTANGIBLE ASSETS

Intangible assets consist of the following as of June 30, 2005 and 2004

                                                                         2005                              2004
                                                                  -------------------                -----------------

Assets not subject to amortization:
Goodwill                                                            $     19,816,760                 $              0
                                                                  -------------------                -----------------
Total                                                                     19,816,760                                0

Assets subject to amortization:
Goodwill                                                                   7,771,491                                0
Software development costs                                                 1,605,337                        1,319,948
Less accumulated amortization                                             (2,018,250)                        (944,567)
                                                                  -------------------                -----------------
Net amortized intangible assets                                            7,358,578                          375,381
                                                                  -------------------                -----------------
Total intangible assets                                             $     27,175,338                 $        375,381
                                                                  ===================                =================

             Years Ending June 30,
-----------------------------------------

  2006                                                              $      1,275,156
  2007                                                                     1,194,471
  2008                                                                     1,024,136
  2009 and Longer                                                         23,681,575
                                                                  -------------------
Total                                                               $     27,175,338
                                                                  ===================

For the years ended June 30, 2005 and 2004, the Company recognized amortization expense on its software development and goodwill costs of $1,200,605 and $162,028, respectively.

                        NOTE 4. DISCONTINUED OPERATIONS

During June 2001, CarParts adopted a formal plan to abandon its internet retailing business (the "B2C Business"). The internet retailing business offered consumers parts and accessories for automobiles through the CarParts website, CarParts.com. As a result of the foregoing, the CarParts consolidated financial statements and notes to the consolidated financial statements reflect the results of the B2C Business. CarParts did not operate this business for any portion of 2005 or 2004.

The following is a summarized balance sheet of the discontinued operations as of June 30:

                                        2005
                                    --------

Current assets                      $      0
Other assets                               0
                                    --------
  Total assets                             0

Current liabilities                  487,385
Other liabilities                          0
                                    --------
  Total liabilities                  487,385

                                    --------
Net liability B2C Business          $487,385
                                    ========

                         NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of June 30, 2005 and 2004:

                                                      2005            2004
                                                  -----------     -----------
Computer and office equipment                     $   433,443     $   756,720
Furniture and equipment                               371,584         381,603
Leasehold improvements                                118,356         119,650
Equipment under capital leases                        290,505          71,577
                                                  -----------     -----------
                                                    1,213,889       1,329,549
Less accumulated depreciation and amortization       (692,751)     (1,005,676)
                                                  -----------     -----------
                                                  $   521,138     $   323,874
                                                  ===========     ===========

                          NOTE 6. LONG TERM OBLIGATIONS

                                                                                                    2005                 2004
                                                                                               ----------------      -------------
                                                                                               $                      $
Note payable to a bank, bearing interest at 8.75% per annum; payable in monthly installments of principal and interest of $2,197 through December 2005; secured by
accounts receivable and any work in process.                                                            25,192

Note payable to former owners of acquired businesses, bearing interest at 9% per annum;
payable in monthly installments of principal and interest of $12,984 and increasing to
$13,177 in August 2004, through May 2007; secured by certain assets of the Company.                    277,423

Notes payable to former owners of acquired businesses, bearing interest at 8% per annum; payable in monthly installments of interest of $6,098 through December 2003 and of principal and interest of $11,098 and increasing periodically to $20,905 through May
2007, at which time the remaining balance is due.                                                      791,166

The company has a line of credit with the bank to borrow up to $537,900 with an
interest of base plus 3.5%, which is reviewed annually.                                                558,542              302,985

Notes Payable to former owner of acquired business, bearing interest at 0% per annum;
payable in monthly installments of principle of $12,551 through March, 2006                            104,548              257,949

The company has various Capital lease obligations, with various interest rates; secured
by equipment; repaid over time through December 2009                                                   193,560                    0
                                                                                               ----------------       -------------
                                                                                                     1,950,430              560,934
Less current maturities                                                                             (1,071,968)            (243,184)
                                                                                               ----------------
                                                                                                                      -------------
                                                                                               $       878,462      $       317,750
                                                                                               ================       =============

Future maturities of long-term obligations at June 30, 2005 are as follows:

                                 Years Ending June 30,
                                          2006                                                 $     1,071,968
                                          2007                                                         838,700
                                          2008                                                          36,000
                                    2009 and longer                                                      3,762
                                                                                               ----------------
                                                                                               $     1,950,430
                                                                                               ================

                       NOTE 7. PROVISION FOR INCOME TAXES

The Company has United States federal and state tax net operating loss carryforwards available for future periods of approximately $2,852,751 at June 30, 2005. The bulk of these losses expire in 2025. As a result of the changes in the ownership of the Company, as defined in Section 382 of the Internal Revenue Code, there may be limitations on the amount of net operating loss carryforwards that may be utilized in the future.

The provision for United State income taxes consists of the following for the year ending June 30, 2005 is:

                                              June 30, 2005
                     --------------------------------------------------------------------------
                       USA Federal         USA State          UK Corporate          Total
                     -----------------                       ---------------    ---------------

Current             $       --              $  2,500               $217,000            $219,500
Deferred                    --                    --                     --                  --
                    ----------              --------               --------            --------
Total               $       --              $  2,500               $217,000            $219,500
                    ==========              ========               ========            ========

The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets consist of the following at June 30, 2005

                                            June 30, 2005
                                            -----------
Deferred tax assets:
     Net operating loss carryforwards       $ 1,222,041
   Research and depreciation tax credits        266,000

Discontinued operations                         208,791
     Reserves and accruals                      411,184
                                            -----------
         Total deferred tax assets            2,108,016
Deferred tax liabilities:
     Depreciation and amortization              (34,979)
                                            -----------

Valuation Allowance                          (2,073,037)

         Total net deferred tax assets      $         0 -
                                            ===========

The reasons for the difference between total tax expense and the amount computed by applying the UK statutory income tax rates to income before income taxes at June 30, 2005 are as follows

                                                               June 30, 2005
                                                           ---------------------
Taxes at statutory rates applied to income
 before income taxes                                             $ 313,000

Increase (reduction) in tax resulting from:
Non Deductible expenses                                             22,000
Add back depreciation                                               40,000
Capital allowances                                                 (34,500)
Research and development relief                                    (26,000)
Disposal of fixed assets                                             1,000
Benefit of net operating loss carryforwards                              0
Prior year adjustment                                              139,500
                                                                 ---------
                                                                 ($ 96,000)
Income tax charge for the year                                   $ 217,000
                                                                 =========

The Company believes that uncertainty exists with respect to future realization of the deferred tax assets and has established a valuation allowance for the full amount as of June 30, 2005

                          NOTE 8. Stockholders Equity

The authorized capital stock of the Company consists of One Thousand Five Hundred (1,500) shares of common stock, $0.001 par value, all of which shares are or will be issued and outstanding at the time of closing.

                     NOTE 9. Commitments and Contingencies

Operating Leases

The Company leases its facilities and certain equipment pursuant to several non-cancelable operating lease agreements that expire on various dates through February 2007. Terms of the leases provide for monthly payments ranging from $350 to $11,000. For the years ended June 30, 2005 and 2004, the Company incurred rent expense totaling approximately $642,999 and $366,045 respectively.

Future annual minimum payments under non-cancelable operating leases are as follows:

              Years Ending June 30,

        2006      $                     284,862
        2007                            282,301
        2008                            130,874
        2009                                  0
                     ---------------------------
                  $                     698,037
                     ===========================

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Delaware. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheets.

                              NOTE 10. LITIGATION

From time to time, the Company is subject to various legal claims and proceedings arising in the ordinary course of business. The ultimate disposition of these proceedings could have a materially adverse effect on the financial position or results of operations of the Company.

AFS Tire Management, Inc., formerly known as CarParts Technologies, Inc., has been informed of a verdict against it in a litigation in the Court of Common Please of Allegheny County, Pennsylvania, in favor of Aidan McKenna totaling approximately $3,300,000, which it intends to vigorously appeal. AFS Tire Management, Inc. has made a provision of up to $3,300,000 in its accounts to cover the full cost of any verdict with respect to this litigation as of June 30, 2005, even though it intends to vigorously appeal any judgment.

The claim in question relates to an asset purchase transaction. On November 13, 2002 Aidan J. McKenna ("McKenna") filed a complaint against CarParts Technologies, Inc., now known as AFS Warehouse Distribution Management, Inc., in the Court of Common Pleas of Allegheny County, Pennsylvania. The complaint alleges that CarParts assumed a liability in excess of $2,053,000 for McKenna's employment agreement with Open Webs Corporation when CarParts acquired the assets of Open Webs. CarParts filed a claim for $1,000,000 for breach of contract alleging that McKenna continued to conduct business in the Open Webs Corporation in violation of the asset purchase agreement.

CarParts Technologies, Inc. is also the defendant in another action relating to the asset purchase transaction, Signal Software Corporation vs. OpenWebs Corporation and CarParts Technologies.Signal Software Corporation ("Signal") filed a complaint against CarParts in the Court of Common Pleas of Allegheny County, Pennsylvania on April 7, 2003 alleging that CarParts' purchase of OpenWebs' assets was a fraudulent conveyance - i.e., that CarParts' noncash (stock) consideration was insufficient and didn't constitute reasonably equivalent value for OpenWebs' assets. Signal is seeking to have the asset purchase be set aside and all of the assets, including the Intelligent Trading Network, be returned to OpenWebs. CarParts classified the excess of the purchase price over the estimated fair value of the tangible net assets acquired from OpenWebs as goodwill, but subsequently expensed the entire balance of the goodwill in 2002. Consequently, the assets in question are carried at no value on the balance sheet of CarParts

Homann Tire Ltd. filed a complaint against CarParts Technologies, Inc in California District Court on August 11, 2005. The complaint seeks $271, 048 in damages and alleges breach of contract, breach of warranty and intentional and negligent misrepresentative. The Company maintains the complaint is without merit.

                           NOTE 11. Subsequent Events

General

Auto Data Network has provided to Aftersoft $290,000 in capital between October 1, 2005 and December 7, 2005 to assist in the pay down of its vendors. This advance has been added to the intercompany balance.

Auto Data Networks as part of the merger with W3 has agreed accept the assignment all the issued shares of Mam North America Inc from Mam Software Limited and to forgive $350,000 in intercompany debt on December 21, 2005.

On December 21, 2005, W3 Group, Inc. (the "Company") consummated an Acquisition Agreement ("Agreement") to acquire all of the outstanding shares of common stock of Aftersoft Group, Inc., a Delaware corporation ("Aftersoft") in exchange for the issuance of 32,500,000 newly issued shares of the Company, par value $.0001 per share (the "Common Stock"), to Auto Data Network, Inc. (ADN), a Delaware corporation and the sole shareholder of Aftersoft.

                              Aftersoft Group, Inc.

                        Consolidated Financial Statements
               For Three Months ending September 30, 2005 and 2004

                                 Aftersoft Group
                                  Balance Sheet
                                 (In thousands)

                                   As of 9/30/2005
                                   ----------------
ASSETS                                 (unaudited)
                                   ----------------
Current Assets
 Cash                                           159
 Accounts Receivable                          3,682
 Inventories                                    414
 Other Current Assets                         1,398
                                   ----------------
  Total Current Assets                        5,653
Property & Equipment, Net                       468
Investments                                       3
Other Assets
 Goodwill                                    27,488
 Intangible Assets                            1,716
 Less:  Accumulated Amortization             (2,238)
 Other Long Term Assets                          39
                                   ----------------
  Net Other Assets                           27,008
                                   ----------------
Total Assets                                 33,129
                                   ================

LIABILITIES
Current Liabilities
 Accounts payable                             1,700
 Accrued expenses                             1,151
 Accrued legal expenses                       1,986
 Current Portion of LTD                       1,091
 Deferred Income                              1,132
 Taxes Payable                                  760
 Other current liabilities                       22
                                   ----------------
  Total Current Liabilities                   7,842
Long Term Liabilities
 Deferred Income                              1,355
 Long Term Debt                                 765
 Loan - ADN Inc                               1,670
 Discontinued Ops                               487
                                   ----------------
  Total Liabilities                          12,119
STOCKHOLDERS' EQUITY
 Preferred Stock                                  0
 Common stock, Net                                0
 Additional Paid-in-Capital                  20,937
 Other Comp Inc/(Loss)                         (376)
 Accumulated Income / (deficit)                 449
                                   ----------------
  Total Stockholders Equity                  21,010
                                   ----------------
Total Liabilities & Stockholders' Equity     33,129
                                   ================

The accompanying notes are an integral part of these financial statements.

                                 Aftersoft Group
                             Statement of Operations
                                 (In thousands)

                                                                                        For The Three Months Ended September
                                                                             -------------------------------------------------------
                                                                                               2005                      2004
                                                                                             (unaudited)              (unaudited)
                                                                             --------------------------------    -------------------
Revenues                                                                                                4,779                 5,412
Cost of Revenues                                                                                        2,439                 2,172
                                                                             --------------------------------    -------------------
Gross Profit                                                                                            2,340                 3,240

Operating Expenses
Research and development                                                                                  774                   702
Sales and marketing                                                                                       479                   472
General and administrative                                                                                840                   851
                                                                             --------------------------------    -------------------
Total Operating Expenses                                                                                2,093                 2,025

Operating income / (loss), before Interest and Depreciation                                               247                 1,215
                                                                             --------------------------------    -------------------

Other income / (expense)
Depreciation and amortization                                                                            (298)                 (357)
Investment income                                                                                           0                     0
Interest and other income                                                                                   0                     1
Interest expense                                                                                          (31)                  (18)
                                                                             --------------------------------    -------------------
Total other income / (expense)                                                                           (329)                 (374)

Pretax income / (loss)                                                                                    (82)                  841

Provision for income taxes                                                                                  0                     5
Goodwill written-off                                                                                        0                     0

                                                                             --------------------------------    -------------------
Net income / (loss)                                                                                       (82)                  836
                                                                             ================================    ===================

Earnings Per share attributed to common stock                                                         (5 4.71)               557.08
Average number of shares of common stock outstanding - basic                                           1 ,500                 1,500

Earnings Per share attributed to common stock assuming dilution                                       (5 4.71)               557.08
Average number of shares of common stock outstanding - fully diluted                                   1 ,500                 1,500

The accompanying notes are an integral part of these financial statements.

                                 Aftersoft Group
                       Consolidated Statement of Cashflows
                                 (In thousands)

                                                                                               For the Three Months Ending
                                                                                                      September 30,
                                                                                               -----------------------------
                                                                                                   2005            2004
                                                                                               -------------    ------------
Operating                                                                                          $            $
activities
Net Income                                                                                            (112)
Adjustments to Net Income
 Depreciation                                                                                            64
 Amortization                                                                                           264
 Deferred income taxes                                                                                    0
 Provision for doubtful accounts                                                                          0
 Gain on sale of assets                                                                                   0
 Other, net                                                                                            (22)
 Changes in assets and liabilities (net of the effect of acquisition):                                    0
  Trade accounts receivable                                                                           (145)
  Inventories                                                                                          (57)
  Prepaid expenses and other assets                                                                    (14)
  Accounts payable                                                                                    (173)
  Deferred revenue                                                                                    (107)
  Accrued expenses and other liabilities                                                                683
                                                                                               -------------    ------------
Net cash provided by operating activities                                                               381               0
Investing Activities
 Purchase of property and equipment                                                                    (16)
 Capitalized software development costs                                                                (97)
 Proceeds from sale of assets                                                                             0
                                                                                               -------------    ------------
Net cash provided by (used in) investing activities                                                   (114)               0
Financing Activities
 Proceeds from debt facility                                                                             43
 Debt issuance costs                                                                                      0
 Payment on long-term debt                                                                            (117)
                                                                                               -------------    ------------
Net cash provided by (used in) financing activities                                                    (74)               0

 Net change in cash and cash equivalents                                                                193
 Cash and cash equivalents, beginning of period                                                         194
                                                                                               -------------    ------------
 Cash and cash equivalents, end of period                                                               387               0
                                                                                               =============    ============

Supplemental disclosures of cash flow information Cash paid during the period for:
  Interest                                                                                            $(31)     $(18)
  Income taxes                                                                                            0     $ 5.0

  The accompanying notes are an integral part of these financial statements

                              AFTERSOFT GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THREE MONTHS ENDING SEPTEMBER 30, 2005

                      NOTE 1. Management's Representation

The financial statements included herein have been prepared by Aftersoft Group, Inc. (the "Company"), without audit, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Certain information normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America has been omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.

Operating results for the three months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending June 30, 2006. It is suggested that the financial statements be read in conjunction with the audited financial statements and notes thereto for the year ended June 30, 2005.

                           NOTE 2. Nature of Business

Basis of Presentation

Aftersoft Group, Inc. is a wholly subsidiary of Auto Data Network, Inc.

Aftersoft Group is a leading provider of business and supply chain management solutions primarily to automotive parts manufacturers, retailers, tire and service chains, independent installers and wholesale distributors in the automotive aftermarket. The Company conducts its businesses through subsidiaries with operations in Europe and North America. MAM Software Limited is the leading supplier of software to the automotive parts market in the U.K. MAM Software consists of MAM Autopart Ltd, MAM AutoCat Ltd. and MAM Autowork Ltd., which are all based in Sheffield, UK. Aftersoft Network North America, Inc. is comprised of AFS Warehouse Distribution Management, Inc. and AFS Tire Management Inc., which are based in San Juan Capistrano, California and AFS Autoservice, Inc., which is based in Allentown PA. Aftersoft Network North America was formerly known as CarParts Technologies Acquisition Corp. and AFS Tire Management was formerly known as CarParts Technologies, Inc. Together these subsidiaries are the second largest supplier of software to the automotive parts market in the U.S.

The Company operates on a June 30 fiscal year end.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Goodwill and Other Intangible Assets

Goodwill represents the excess of cost over the fair value of assets acquired. Goodwill is tested for impairment on an annual basis, and between annual tests if indicators of potential impairment exist, using a fair-value-based approach. No impairment of goodwill has been identified during any of the periods presented.

Allowance for Doubtful Accounts

The allowance for doubtful accounts is based on the Company's assessment of the collectibility of customer accounts. The Company regularly reviews the allowance by considering factors such as historical experience, credit quality, age of the accounts receivable balances, and current economic conditions that may affect a customer's ability to pay.

Concentrations of Credit Risk

Cash

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At September 30, 2005, the Company had approximately $70,000 in these accounts in excess of the FDIC insurance limits.

Customers

The Company performs periodic evaluations of its customers and maintains allowances for potential credit losses as deemed necessary. The Company generally does not require collateral to secure its accounts receivable. Credit risk is managed by discontinuing sales to customers who are delinquent. The Company estimates credit losses and returns based on management's evaluation of historical experience and current industry trends. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

No customer accounted for more than 10% of the Company's revenues during the quarter ending September 30, 2004, 2005.

Geographic Concentrations

The company does business in North America (consisting of the United States and Canada) and the United Kingdom. The companies revenues are comprise of 33% from North American operations and 67% from UK operations

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company's management include, but are not limited to, the collectibility of accounts receivable, the realizability of uncompleted contracts, the recoverability of long-lived assets and valuation of deferred tax assets. Actual results could materially differ from those estimates.

Fair Value of Financial Instruments

The Company's consolidated financial instruments consist of cash, accounts receivable, accounts payable and accrued expenses. The carrying value of such instruments, approximate fair value as of June 30, 2005 due to short term maturities such as financial instruments.

Property and Equipment

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the assets or the related lease terms. Equipment under capital lease obligations is depreciated over the shorter of the estimated useful lives of the related assets or the term of the lease. Maintenance and routine repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of operations.

Long-Lived Assets

The Company's management assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At September 30, 2005 the Company's management believes there is no additional impairment of its remaining long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's products and services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position ("SOP") No. 97-2, Software Revenue Recognition, as amended by SOP No. 98-9, Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions. Accordingly, software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product component has occurred, the fee is fixed and determinable, and collectibility is probable. If any of these criteria are not met, revenue recognition is deferred until such time as all of the criteria are met. In accordance with SOP No. 98-9, the Company accounts for delivered elements in accordance with the residual method when arrangements include multiple product components or other elements and vendor-specific objective evidence exists for the value of all undelivered elements. Revenues on undelivered elements are recognized once delivery is complete.

In those instances where arrangements include significant customization, contractual milestones, acceptance criteria or other contingencies (which represents the majority of the Company's arrangements), the Company accounts for the arrangements using contract accounting, as follows:

1) When customer acceptance can be estimated, expenditures are capitalized as work in process and deferred until completion of the contract at which time the costs and revenues are recognized.

2) When customer acceptance cannot be estimated based on historical evidence, costs are expensed as incurred and revenue is recognized at the completion of the contract when customer acceptance is obtained.

The Company records amounts billed to customers in excess of recognizable revenue as customer advances and deferred revenue in the accompanying consolidated balance sheets.

Revenues for maintenance agreements are recognized ratably over the terms of the service agreement.

Work in Process

Work in process consist of labor and other costs incurred under time and material contracts through September 30, 2005 and 2004 but not recognized as revenue under the completed contract method.

Translation of Currency

Management has determined that the functional currency of its subsidiaries is the local currency. Assets and Liabilities of the subsidiary are translated into US dollars at the year end exchange rates. Income and expenses are translated at an average exchange rate for the period and the resulting translation loss adjustments are accumulated as a separate component of stockholders' equity, which totaled $3,932 and $17,932 at June 30, 2005 and 2004, respectively.

Foreign currency gains and losses from transactions denominated in other then respective local currencies are included in income. There were no foreign currency translation gains during the years ended June 30, 2005 and 2004.

Comprehensive Income

Comprehensive income includes all changes in equity (net assets) during a period from non-owner sources. For the years ended June 30, 2005 and 2004, there were no components of comprehensive income consisting of foreign currency translation losses.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

   Basic and Diluted Loss Per Share

   Basic earnings (loss) per common share is computed based on the weighted average number of shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average shares outstanding assuming all potential dilutive common shares were issued. Basic and diluted loss per share are the same for the periods presented as the effect of stock options and warrants on loss per share are anti-dilutive and thus not included in the diluted loss per share calculation. However, the impact under the treasury stock method of dilutive stock options and warrants would have had no effect in shares outstanding for the three months ended September 30, 2005 and 2004, respectively.

   The following is a reconciliation of the numerator and denominators of the basic and diluted loss per share computation for the three months ending September 30:

                                                                 2005       2004
                                                                 ----       ----

Numerator for basic and diluted income per share:
        Net Income available to common stockholders           (82,061)    835,619

Denominator for basic and diluted income per common share:

        Weighted average of common shares outstanding           1,500       1,500

                                                              -------     -------
        Net Income per common share available to common
        shareholders                                           (54.71)     557.08
                                                              =======     =======

Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS 150 also includes required disclosures for financial instruments within its scope. For the Company, SFAS 150 was effective for instruments entered into or modified after May 31, 2003 and otherwise will be effective as of January 1, 2004, except for mandatory redeemable financial instruments. The Company does not believe that SFAS 150 will have a material impact on the Company's financial condition.

In December 2004, the FASB issues SFAS No. 123 (revised 2004), Share-based Payment (statement 123(R)") to provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. The cost will be measured based on the fair value of the equity or liability instrument used. Statement 123 (R) covers a wide range of share based compensation arrangements including share options, restricted share plans, performance based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces SFAS No. 123 and supercedes ABP 25. The company will be required to apply Statement 123(R) in 2006. The company is in the process of evaluating whether the adoption of Statement 123(R) will have a significant impact on the Company's overall results of operations or financial position.

In December 2004, the FASB issues SFAS No. 153, Exchange of Nonmonetary Assets - and amendment to ABP Opinion No. 29, Accounting for Nonmonetary Transactions, SFAS No. 153 eliminates the exception for non-monetary exchanges of similar productive assets, which were previously required to be recorded on a carry over basis rather then a fair value basis. Instead, this statement provides that exchanges of non-monetary assets do not have a commercial substance be reported at a carryover basis rather then a fair value basis. A non-monetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The company does not expect the adoption of SFAS No. 153 to have an impact on its financial condition or results of operations.

                          NOTE 3. Stockholders Equity

On December 21, 2005, W3 Group, Inc. (the "Company") consummated an Acquisition Agreement ("Agreement") to acquire all of the outstanding shares of common stock of Aftersoft Group, Inc., a Delaware corporation ("Aftersoft") in exchange for the issuance of 32,500,000 newly issued shares of the Company, par value $.0001 per share (the "Common Stock"), to Auto Data Network, Inc. (ADN), a Delaware corporation and the sole shareholder of Aftersoft.

                     NOTE 4. Commitments and Contingencies

Legal Matters

From time to time, the Company is subject to various legal claims and proceedings arising in the ordinary course of business. The ultimate disposition of these proceedings could have a materially adverse effect on the financial position or results of operations of the Company.

AFS Tire Management, Inc., formerly known as CarParts Technologies, Inc., has been informed of a verdict against it in a litigation in the Court of Common Please of Allegheny County, Pennsylvania, in favor of Aidan McKenna totaling approximately $3,300,000, which it intends to vigorously appeal. AFS Tire Management, Inc. has made a provision of up to $3,300,000 in its accounts to cover the full cost of any verdict with respect to this litigation as of June 30, 2005, even though it intends to appeal any judgment.

The claim in question relates to an asset purchase transaction. On November 13, 2002 Aidan J. McKenna ("McKenna") filed a complaint against CarParts Technologies, Inc., now known as AFS Warehouse Distribution Management, Inc., in the Court of Common Pleas of Allegheny County, Pennsylvania. The complaint alleges that CarParts assumed a liability in excess of $2,053,000 for McKenna's employment agreement with Open Webs Corporation when CarParts acquired the assets of Open Webs. CarParts filed a claim for $1,000,000 for breach of contract alleging that McKenna continued to conduct business in the Open Webs Corporation in violation of the asset purchase agreement.

CarParts Technologies, Inc. is also the defendant in another action relating to the asset purchase transaction, Signal Software Corporation vs. OpenWebs Corporation and CarParts Technologies.Signal Software Corporation ("Signal") filed a complaint against CarParts in the Court of Common Pleas of Allegheny County, Pennsylvania on April 7, 2003 alleging that CarParts' purchase of OpenWebs' assets was a fraudulent conveyance - i.e., that CarParts' noncash (stock) consideration was insufficient and didn't constitute reasonably equivalent value for OpenWebs' assets. Signal is seeking to have the asset purchase be set aside and all of the assets, including the Intelligent Trading Network, be returned to OpenWebs. CarParts classified the excess of the purchase price over the estimated fair value of the tangible net assets acquired from OpenWebs as goodwill, but subsequently expensed the entire balance of the goodwill in 2002. Consequently, the assets in question are carried at no value on the balance sheet of CarParts.

Homann Tire LTD Vs. CarParts Technologies filed a complaint against the Company in California District Court on August 11, 2005 regarding the Company's obligations pursuant to a software license agreement that it entered into with Homann on October 18, 2002 (the "Agreement"). Homann alleges breach of contract, breach of warranty and intentional and negligent misrepresentation. The Company maintains the complaint is without merit.

dict.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Delaware. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheets.

W3 Group, Inc. and Aftersoft Group, Inc. Pro forma Condensed Combined Financial Statements as of September 30, 2005.

                              Aftersoft Group, Inc.
                        Consolidated Financial Statements
                             As of December 21, 2005
                                 (In thousands)

                                                As of December
                                                  21, 2005
                                         ---------------------------
ASSETS                                           (unaudited)
                                         ---------------------------
Current Assets                           $
 Cash                                                            361
 Accounts Receivable                                           4,739
 Inventories                                                     539
 Other Current Assets                                          1,644
                                         ---------------------------
  Total Current Assets                                         7,283
Property & Equipment, Net                                        428

Other Assets
 Intangible Assets                                            29,590
 Less:  Accumulated Amortization                              (2,483)
 Other Long Term Assets                                           42
                                         ---------------------------
  Net Other Assets                                            27,149
                                         ---------------------------
Total Assets                                                $ 34,860
                                         ===========================

LIABILITIES
Current Liabilities
 Accounts payable                                              2,047
 Accrued expenses                                              3,339
 Current Portion of Long Term Debt                               866
 Deferred Income                                               1,142
 Taxes Payable                                                   460
 Other current liabilities                                       196
                                          ---------------------------
  Total Current Liabilities
                                          $
                                                               8,050
Long Term Liabilities
 Deferred Income                                               1,330
 Long Term Debt                                                  735
 Loan - ADN Inc                                                1,927
 Discontinued Operations                                         487
                                          ---------------------------
  Total Long Term Liabilities                                  4,479
STOCKHOLDERS' EQUITY
 Preferred Stock                                                   0
 Common stock, Net                                                 0
 Additional Paid-in-Capital                                   18,585
 Other Comp Inc/(Loss)                                          (15)
 Accumulated Income / (deficit)                                3,761
                                          ---------------------------
  Total Stockholders Equity                                   22,331
                                          ---------------------------

                                          $
Total Liabilities & Stockholders' Equity                       34,860
                                          ===========================

                              Aftersoft Group, Inc.
                             Statement of Operations
                For The Period July 1, 2005 to December 21, 2005
                                 (In thousands)

                                                                   2005
                                                                (unaudited)

Revenues                                                       $  9,538
Cost of Revenues                                                  4,095
Gross Profit                                                      5,443

Operating Expenses
Research and development                                          1,406
Sales and marketing                                                 857
General and administrative                                        1,683
Depreciation and amortization                                       361
Total Operating Expenses                                          4,307

Operating income / (loss)                                         1,136

Other income / (expense)
Interest expense                                                    (58)
Total other income / (expense)                                      (58)

Operating income / (loss)                                         1,078

Provision for income taxes                                          133
Goodwill written-off                                                  0

Net income / (loss)                                            $    945

 Earnings per share
                                                               $   0.03

Weighted average number of
shares
                                                                 34,051

                                    PART III

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      Aftersoft Group, Inc.

                                 By      /s/ Ian Warwick
                                      ------------------------------------------

                                         Ian Warwick
                                         Chief Executive and President

Date:   December 29, 2005